UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2009

FOOD TECHNOLOGY SERVICE, INC.
 (Exact name of registrant as specified in its charter)

Florida	0-19047	59-2618503
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

502 Prairie Mine Road Mulberry, Florida	33860
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (863) 425-0039

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4. Matters Related to Accountants and Financial Statements.
Item 4.01. Changes in Registrant’s Certifying Accountant.
On August 4, 2009, Mr. John Faircloth, CPA, principal owner of Faircloth & Associates, Inc., the Company’s independent public accounting firm, passed away. As a result, on September 21, 2009, the Company engaged the accounting firm of Ferlita, Walsh & Gonzalez, P.A. as its new independent accountants.
During the Company’s years ended December 31, 2007, and 2008 and through August 4, 2009, there were no disagreements between the Company and Faircloth & Associates, Inc. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to the former accountant’s satisfaction, would have caused it to make reference to the matter in conjunction with its report on the Company’s financial statements for the relevant periods, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.
The accountant’s audit report on the Company’s financial statements for the years ended December 31, 2007 and 2008 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.
During the Company’s years ended December 31, 2007 and 2008 and through September 20, 2009, neither the Company, nor anyone on its behalf, consulted with Ferlita, Walsh & Gonzalez, P.A with respect to (i) either: the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided by the new accountant to the Company that the new accountant concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOD TECHNOLOGY SERVICE, INC. (Registrant)
Date: October 6, 2009	By:	/s/ Richard G. Hunter
Richard G. Hunter, Ph.D.
President

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